Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 24, 2018, by and among Roan Resources, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with the consummation of the transactions whereby Linn Energy, Inc., a Delaware corporation (“Linn Energy”), and Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), have reorganized their respective 50% interests in Roan Resources, LLC, a Delaware limited liability company (“Roan LLC”), under the Company (the “Reorganization”), the Initial Holders and the Company have entered into this Agreement to set forth certain understandings among themselves.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Demand Notice” has the meaning set forth in Section 2(f).

“Additional Demand Registration” has the meaning set forth in Section 2(f).

“Additional Shelf Demand Notice” has the meaning set forth in Section 2(h).

“Affiliate” of any specified Person means any other Person that, directly or indirectly, is controlling, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or any partnership or other ownership interest, by contract or otherwise; and the terms “controlling”, “controlled” and “under common control” have meanings correlative to the foregoing. For the avoidance of doubt, for purposes of this Agreement, the Company, on the one hand, and the Initial Holders, on the other, shall not be considered Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.

“Associate” has the meaning set forth in Rule 12b-2 promulgated by the Commission pursuant to the Exchange Act.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Blackout Period” has the meaning set forth in Section 3(o).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any successor federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the Class A Common Stock, par value $0.001, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Holder” means each of (i) the Existing LINN Owners, (ii) the Roan Holdings Group and (iii) any transferee permitted pursuant to Section 9(e) that is designated by an Existing LINN Owner or the Roan Holdings Group as a “Demand Holder”; provided, that any Person referenced in clause (iii) shall be a Demand Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Demand Notice” has the meaning set forth in Section 2(b)(ii).

“Determination Date” has the meaning set forth in Section 2(a)(iii).

“Disinterested Directors” means, with respect to any Holder, the members of the Board who are not Associates or Affiliates of such Holder and who have not been nominated to serve on the Board by such Holder or any of its Affiliates, Associates or any persons with whom the Holder has formed a “group” (within the meaning of Section 13(d)(3) of the Exchange Act).

“Disposing Holders” has the meaning set forth in Section 8.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing LINN Owners” means each of the Elliott Group, Fir Tree Group and York Group.

“Elliott Entities” means, collectively, Elliott Associates, L.P., The Liverpool Limited Partnership and Spraberry Investments Inc.

“Elliott Group” means the Elliott Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the Elliott Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the Elliott Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the Elliott Entities.

“Fir Tree Entities” means, collectively, Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC and FT COF(E) Holdings, LLC.

“Fir Tree Group” means the Fir Tree Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the Fir Tree Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the Fir Tree Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the Fir Tree Entities.

“Follow-On Registration Notice” has the meaning set forth in Section 2(g)(i).

“Follow-On Shelf” has the meaning set forth in Section 2(g)(i).

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 9(e) hereof; provided, that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Demand Holder” means the Demand Holder who first delivers an Underwritten Offering Notice with respect to any Requested Underwritten Offering.

“Linn Energy” has the meaning set forth in the recitals.

“Losses” has the meaning set forth in Section 6(a).

“Parties” has the meaning set forth in the preamble.

“Permitted Sale Amount” has the meaning set forth in Section 3(q).

“Person” means an individual, corporation, limited partnership, general partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person that is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) any Shares that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, unless such Registrable Securities are held by a Holder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein (for the avoidance of doubt, including a Registration Statement on Form S-1 and a Registration Statement on Form S-3), and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Reorganization” has the meaning set forth in the recitals.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b)(i).

“Roan Holdings” has the meaning set forth in the recitals.

“Roan Holdings Group” means Roan Holdings and each transferee of Registrable Securities directly or indirectly (in a chain of title) from Roan Holdings if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from Roan Holdings in compliance with Section 9(e) hereof.

“Roan LLC” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 9(h)(ii).

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shares” means (i) the shares of Common Stock held by the Holders as of the date hereof, and (ii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to hold Shares, and such Shares shall be deemed to be in existence, whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-1 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning set forth in Section 9(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(b)(i).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(c)(i).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(c)(i).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated by the Commission pursuant to the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

“York Entities” means, collectively, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., Exuma Capital, L.P., York Select Strategy Master Fund, L.P. and Jorvik Multi-Strategy Master Fund, L.P..

“York Group” means the York Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the York Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the York Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the York Entities.

“Withdrawal Notice” has the meaning set forth in Section 2(d)(ii).

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Shelf Registration.

(i) The Company (A) shall prepare and file, no later than thirty (30) days following the Reorganization, a Shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) to permit pursuant to Rule 415 the public resale of all of the Registrable Securities in accordance with the terms of this Agreement and (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” the Shelf Registration Statement) following the Reorganization and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” the Shelf Registration Statement or that the Shelf Registration Statement will not be subject to further review. The Company shall use commercially reasonable efforts, as soon as it is permitted to do so, to convert such Shelf Registration Statement from a Form S-1 to a Form S-3.

(ii) Upon the Company becoming a Well-Known Seasoned Issuer, the Company (A) shall give written notice to all of the Holders as promptly as practicable but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (B) shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement; provided, that the obligation in this Section 2(a)(ii) shall not apply with respect to Registrable Securities included in an effective Registration Statement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) days after it becomes a Well-Known Seasoned Issuer.

(iii) At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within ten (10) Business Days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” such Registration Statement) after the Determination Date and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” such Registration Statement or that such Registration Statement will not be subject to further review; provided, that, if the Company is then eligible, it shall file such Registration Statement on Form S-3.

(iv) The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to any of Sections 2(a)(i)-2(a)(iii) to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(v) For so long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to (i) become eligible to register the Registrable Securities on Form S-3 (or any successor form) as promptly as practicable and (ii) thereafter maintain its eligibility to register the Registrable Securities on Form S-3 (or any successor form) until the expiration of the Effectiveness Period.

(b) Requested Underwritten Offering.

(i) At any time and from time to time, any one or more Demand Holders shall have the option and right, exercisable by delivering written notice to the Company of their intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering and to take all reasonable steps to facilitate such Underwritten Offering, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Demand Holder or is otherwise unavailable to such Demand Holder, filing a Registration Statement for the purpose of effecting such Underwritten Offering (a “Requested Underwritten Offering”); provided, however, that (A) each of (x) the Elliott Group, (y) the Fir Tree Group and (z) the York Group shall not have the right to deliver more than one (1) Underwritten Offering Notice and (B) the Roan Holdings Group shall not have the right to deliver more than three (3) Underwritten Offering Notices; provided further, that in the case of any Requested Underwritten Offering such Demand Holder or Demand Holders shall be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $50.0 million. Notwithstanding the foregoing sentence, if the Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by an Initial Holder or is otherwise unavailable to such Initial Holder, such Initial Holder shall be granted the right to deliver one (1) additional Underwritten Offering Notice. For the avoidance of doubt, the delivery of an Underwritten Offering Notice by a permitted assign of any Demand Holder shall constitute the delivery of an Underwritten Offering Notice by such Demand Holder.

(ii) Any demand for a Requested Underwritten Offering may only be made by giving an Underwritten Offering Notice to the Company. In its Underwritten Offering Notice, the Initiating Demand Holder must set forth the number of Registrable Securities that it intends to include in such Requested Underwritten Offering. Within five (5) days after receipt of any Underwritten Offering Notice, the Company shall give written notice of the Requested Underwritten Offering (the “Demand Notice”) to all other Holders of Registrable Securities and, subject to the provisions of Section 2(d) hereof, shall (A) include in the Requested Underwritten Offering all Registrable Securities with respect to which the Company has received additional Underwritten Offering Notices for inclusion therein within ten (10) days after sending the Demand Notice and (B) take all reasonable steps to facilitate the inclusion of such additional Registrable Securities, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Demand Holder or is otherwise unavailable to such Demand Holder, filing a Registration Statement for the purpose of effecting such Underwritten Offering.

(iii) If the Initiating Demand Holder so indicates, the Initiating Demand Holder shall have the right to select the managing underwriter or managing underwriters of a Requested Underwritten Offering (which shall consist of one (1) or more reputable, nationally-recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(iv) The Company’s obligation to file any Registration Statement pursuant to this Section 2(b) in connection with a Requested Underwritten Offering shall not be affected by the filing or effectiveness of any other Registration Statement of the Company.

(c) Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to conduct an Underwritten Offering, whether or not for its own account, then the Company shall promptly notify all Holders who hold at least $5 million of Registrable Securities of such proposal reasonably in advance of (and in any event at least five Business Days before, or two Business Days before in connection with a “bought deal” or overnight Underwritten Offering) of its intention to effect such Underwritten Offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related Registration Statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice provided to any Holder pursuant to this Section 2(c)(i) shall be kept confidential by each such Holder until such proposed Underwritten Offering is (A) publicly announced or (B) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which notice shall be provided promptly by the Company to each Holder following abandonment of any Underwritten Offering. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering solely for its own account and pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders that are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall, subject to Section 2(d), include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests properly delivered pursuant to this Section 2(c)(i) for inclusion therein (an “Underwritten Offering Piggyback Request”) and shall take all reasonable steps to facilitate such Underwritten Piggyback Offering, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Holder or is otherwise unavailable to such Holder, filing a Registration Statement for the purpose of effecting such Underwritten Piggyback Offering. Notwithstanding anything to the contrary in this Section 2(c)(i), if the Underwritten Offering pursuant to this Section 2(c)(i) is a “bought deal” or overnight Underwritten Offering and the managing underwriter advises the Company that the giving of notice pursuant to this Section 2(c)(i) would materially adversely affect the Underwritten Offering, no such notice shall be required. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(ii) In the event of an Underwritten Offering other than a Requested Underwritten Offering, the Company shall have the right, at any time after giving an Underwritten Offering Piggyback Notice and prior to the completion of the related Underwritten Piggyback Offering, to terminate such Underwritten Piggyback Offering by giving notice of such termination to the Demand Holders. The Registration Expenses of such terminated Underwritten Piggyback Offering shall be borne by the Company in accordance with Section 5 hereof.

(iii) Except as set forth in Section 2(b)(iii), the Company shall have the right to select the managing underwriter or managing underwriters for the Underwritten Piggyback Offering (which shall consist of one (1) or more reputable, nationally-recognized investment banks), subject to the approval of a majority of the Holders including their Registrable Securities in such Underwritten Piggyback Offering.

(d) Priority; Withdrawal Rights.

(i) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders in writing that in their reasonable opinion the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other shares of Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of

Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (x) first pro rata among all Demand Holders who have delivered an Underwritten Offering Notice to include Registrable Securities in such Requested Underwritten Offering based on the relative number of Registrable Securities then held by each such Demand Holder, (y) second, if there remains availability for additional shares of Common Stock to be included in such Requested Underwritten Offering, pro rata among all other Holders who have requested to include Registrable Securities in such Requested Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such Requested Underwritten Offering, to the Company; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company and (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro rata among all Holders who have requested to include Registrable Securities in such Underwritten Offering and any other holders of Company Securities entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such stockholder.

(ii) If any Holder disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such Underwritten Offering (a “Withdrawal Notice”). In connection with any Requested Underwritten Offering to which the provisions of this Section 2(d)(ii) apply, a Demand Holder shall be deemed not to have delivered an Underwritten Offering Notice for purposes of Section 2(b)(i) in the event that (x) the Company excludes in such Underwritten Offering (and any related registration, if applicable) pursuant to this Section 2(d) more than 15% of the aggregate number of Registrable Securities that such Demand Holder requested be included in its Underwritten Offering Notice or (y) such Demand Holder has delivered a Withdrawal Notice.

(e) The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.

(f) Subject to the provisions hereof, if at any time the Company ceases to be eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, any one or more Demand Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Demand Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Demand Holder required to be included in such Registration Statement in accordance with applicable law. Within five (5) days after receipt of demand for an Additional Demand Registration, the Company shall give written notice of the Additional Demand Registration (the “Additional Demand Notice”) to all other Demand Holders and shall include in the Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Additional Demand Notice. As soon as practicable after expiration of such ten (10) day period, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register. The Company shall not be obligated to effect more than one Additional Demand Registration pursuant to this Agreement.

(g) Additional Selling Stockholders and Additional Registrable Securities.

(i) If the Company is not a Well-Known Seasoned Issuer, within thirty (30) days after a written request by a Demand Holder to register for resale any additional Registrable Securities owned by such Holders not included in an effective Registration Statement, the Company shall file a Registration Statement substantially similar to the Shelf Registration Statement then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities. The Company shall give written notice of the filing of the Follow-On Shelf at least 25 days prior to filing the Follow-On Shelf to all Holders of Registrable Securities (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (x) if the aggregate amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than 1% of the then outstanding Common Stock or (y) if the Company is not then eligible for use of Form S-3 for secondary offerings and the Company has filed a Follow-On Shelf in the prior 180 days. The Company shall use commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable and in any event within thirty (30) days of filing such Follow-On Shelf (or ninety (90) days if the Commission elects to review the filing). Any Registrable Securities requested to be registered pursuant to this Section 2(g)(i) that have not been registered on a Shelf Registration Statement or pursuant to Section 2(c) above at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii) If the Company is a Well-Known Seasoned Issuer, within ten (10) Business Days after a written request by one or more Demand Holders to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 2(a).

(iii) If a Shelf Registration Statement or Automatic Shelf Registration Statement is effective, within five (5) Business Days after written request therefor by a Demand Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

(h) Notwithstanding anything to the contrary herein, if the Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by an Initial Holder or is otherwise unavailable to such Initial Holder, then upon such Initial Holder becoming eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, the Company shall file an additional Shelf Registration Statement registering for sale all or part of the Registrable Securities of such Initial Holder under the Securities Act by delivering a written request therefor to the Company (the “Additional Shelf Demand Notice”), (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Initial Holder required to be included in such Shelf Registration Statement in accordance with applicable law. The Company (A) shall prepare and file, no later than thirty (30) days following receipt of the Additional Shelf Demand Notice, a Shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) or, if the Company is then eligible to use Form S-3, a Shelf Registration Statement on Form S-3 (or any successor form or other appropriate form under the Securities Act), to permit pursuant to Rule 415 the public resale of all Registrable Securities so requested by such Initial Holder in accordance with the terms of this Agreement) and (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” the Shelf Registration Statement) following receipt of the Additional Shelf Demand Notice and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” the Shelf Registration Statement or that the Shelf Registration Statement will not be subject to further review. For the avoidance of doubt, an Initial Holder shall be deemed not to have delivered an Underwritten Offering Notice for purposes of Section 2(b)(i) in connection with its delivery of an Additional Shelf Demand Notice to require the filing of a Shelf Registration Statement pursuant to this Section 2(h). Any Shelf Registration Statement filed pursuant to this Section 2(h) shall be deemed to constitute a Shelf Registration Statement filed pursuant to Section 2(a) and shall be entitled to all rights relating thereto under this Agreement.

3. Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with the Shelf Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) In connection with an Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days prior to (or two Business Days in connection with a “bought deal” or overnight Underwritten Offering) the anticipated filing of any Registration Statement that identifies the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto), as applicable, (i) furnish to such Demand Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Demand Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify in writing such Holders that are included in a Registration Statement as promptly as practicable: (i) (A) when a Registration Statement, a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall promptly provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or in the case of such Prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or such Prospectus no longer including any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, included in such Registration Statement, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, included in such Prospectus, without charge, as many copies of each Prospectus or Prospectuses (including each form of Prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 9(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no Prospectus will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reserve engineer letters.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling

Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering, the Company will cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock.

(n) Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or Prospectus supplement relating to an Underwritten Offering.

(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 45 days if (i) the Board or the Chief Executive Officer of the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a bona fide material pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board or the Chief Executive Officer of the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board or the Chief Executive Officer of the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”). In the event of a Blackout Period resulting from a pending transaction identified in Section 3(o)(i) above that is an Underwritten Offering, such Blackout Period may be extended for up to an additional 45 days if the managing underwriter or managing underwriters for such Underwritten Offering have notified the Company of the need to extend such Blackout Period. The Company shall not be entitled to exercise its right of suspension or postponement, as the case may be, pursuant to this Section 3(o) more than once in any 12-month period, and in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any 12-month period.

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling security holder in any Registration Statement a copy of any auditor “comfort” letters, reserve engineer letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the Effective Date of such Registration Statement.

(q) Without limiting Section 3(r), each Initial Holder shall not, during the period ending ninety (90) days after the Reorganization, (i) offer, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such Initial Holder in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale or disposition, or (ii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) in connection with participation in any Underwritten Offering of Common Stock effected pursuant to this Agreement, (B) in connection with filing of any Registration Statement effected pursuant to this Agreement, (C) sales, transfers and dispositions of shares of Common Stock up to an aggregate of 10.0% of the Common Stock outstanding on the date hereof (“Permitted Sale Amount”), with each such Initial Holder permitted to sell, transfer or dispose pursuant to this clause (C) no more than its pro rata portion of the Permitted Sale Amount based on the number of shares of Common Stock held by such Initial Holder on the date hereof, and (D) distributions of shares of Common Stock to members, partners or stockholders of such Initial Holder; provided, that in the case of any distribution pursuant to clause (D), each distribution shall be made in compliance with Section 9(e) hereof and each distributee shall agree in writing to be bound by and subject to the terms set forth in this Section 3(q) as if such distributee was an Initial Holder.

(r) In connection with any Underwritten Offering initiated by the Company for the sale of securities for its own account, any Holder that together with its Affiliates owns 10% or more of the outstanding Common Stock (or otherwise retains the right to appoint one or more directors to the Board pursuant to that certain Stockholders’ Agreement, dated as of the date hereof, among the Company and the other signatories thereto) and participates in such Underwritten Offering, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (i) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (ii) 180 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering.

(s) The Company shall promptly have the Common Stock and any other Registrable Securities quoted on the OTCQB tier of the OTC Markets Group, Inc. until listed on the New York Stock Exchange or one of the NASDAQ markets or any successor national securities exchange. The Company shall use commercially reasonable efforts to promptly (subject to any listing requirements) list the Common Stock and any other Registrable Securities of any class or series on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange. The Company shall have effected such listing with respect to any shares of Registrable Securities sold under a Registration Statement no later than the settlement date for such sale; provided, however, that the requirements of this sentence shall be applicable only to the extent that the Common Stock is already listed on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange at the time of sale of such Registrable Securities. Following the listing of the Common Stock and any other Registrable Securities on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange, the Company shall use commercially reasonable efforts to maintain such listing until each Holder has sold all of its Registrable Securities.

4. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, superior to or in any way violates or subordinates the rights granted to the Holders by this Agreement.

5. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Shelf Registration, Requested Underwritten Offering or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Commission, (B) with respect to filings required to be made with the Trading Market, (C) with respect to filings with, and any other matters relating to, the Financial Industry Regulatory Authority, Inc. (including, without limitation, fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 2720 of the FINRA Manual), and (D) for compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, reserve engineers and accountants for the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration or letters from reserve engineers), (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) internal fees and expenses (including all salaries and expenses of its officers and employees performing legal and accounting duties), (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (viii) the reasonable fees and expenses of one law firm of national standing selected by the Holders owning the majority of the Registrable Securities to be included in any such registration or offering and (ix) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Holder and each such controlling Person (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or included in any preliminary Prospectus (if the Company authorized the use of such preliminary Prospectus prior to the Effective Date), any summary or final Prospectus or free writing Prospectus (if such free writing Prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final Prospectus or free writing Prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder Indemnified Person expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or in any preliminary Prospectus (if used prior to the Effective Date of such Registration Statement), any summary or final Prospectus or free writing Prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Facilitation of Sales Pursuant to Rule 144. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

8. Information Rights in Private Sale. If any Demand Holders who then hold in the aggregate a minimum of 5% of the Company’s Common Stock (such Demand Holders, for purposes of this Section 8, being herein called the “Disposing Holders”) propose to transfer in a private transaction Registrable Securities having a fair market value in excess of $20.0 million, as determined in good faith by such Disposing Holders, then held by such Disposing Holders, then, the Company shall afford to such Disposing Holders, such prospective transferees and their respective counsel, accountants, lenders and other representatives, full access during normal business hours to the properties, books, contracts, records and management of the Company in order that such parties may have full opportunity to make such investigations as they shall desire to make of the Company and shall, upon request, promptly furnish to such parties all other information concerning the Company as such parties may reasonably request in connection with such prospective transfer, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the Company’s business and operations.

9. Miscellaneous

(a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(b) Discontinued Disposition. Subject to the last sentence of Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 9(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived, repealed, modified or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided that, with respect to the Company, such written instrument shall have been approved by a majority of the Disinterested Directors; provided further, that any waiver, repeal, modification or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder; provided further, that Section 2(b)(i), Section 2(c)(i) and this Section 9(c) shall not be waived, repealed, modified or amended, nor shall any action be taken which is inconsistent with, or has the effect of, contravening this proviso, except in a written instrument signed by the Company and all Demand Holders. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 9(d) prior to 5:00 p.m. Eastern Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Eastern Time on any date and earlier than 11:59 p.m. Eastern Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:
Roan Resources, Inc.
14701 Hertz Quail Springs Pkwy
Oklahoma City, OK 73134
Attn: General Counsel
Facsimile: (405) 753-9041

With copy to:
Vinson & Elkins LLP
1001 Fannin St., Suite 2500
Houston, TX 77002
Attn: Alan Beck
Facsimile: (713) 615.5620
Email: abeck@velaw.com

If to any person that is then the registered Holder:	To the address of such a Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 9(e), this Agreement, and any rights or obligations hereunder, may not be assigned without (i) prior approval by a majority of the Disinterested Directors and (ii) the prior written consent of the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such approval or consent (as applicable) (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to all of the terms and conditions set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(ii) WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND THE APPELLATE COURTS THEREFROM (THE “SELECTED COURTS”) AND WAIVES ANY OBJECTION TO VENUE BEING LAID IN THE SELECTED COURTS WHETHER BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE AND HEREBY AGREES NOT TO COMMENCE ANY SUCH PROCEEDING OTHER THAN BEFORE ONE OF THE SELECTED COURTS; PROVIDED, HOWEVER, THAT A PARTY MAY COMMENCE ANY PROCEEDING IN A COURT OTHER THAN A SELECTED COURT SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE SELECTED COURTS; (B) CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO SERVICE OF PROCESS IN ANY PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY RECOGNIZED INTERNATIONAL EXPRESS CARRIER OR DELIVERY SERVICE, TO THEIR RESPECTIVE ADDRESSES REFERRED TO IN SECTION 9(D) HEREOF; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Removal of Legend. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is to be sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (ii) is eligible for sale under Rule 144 without any limitation as to volume or manner of sale restrictions. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than three (3) Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(m) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

ROAN RESOURCES, INC.

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Fir Tree Capital Opportunity Master Fund III, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

Fir Tree Capital Opportunity Master Fund, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

Fir Tree E&P Holdings VI, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

Signature Page to Registration Rights Agreement

FT SOF IV Holdings, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

FT SOF V Holdings, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

FT COF(E) Holdings, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer

Title:	Authorized Person

Address: c/o Fir Tree Capital Management, LP
55 West 46th Street, 29th Floor
New York, New York 10036

Email:	legalnotices@firtree.com

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

York Capital Management, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl. New York, New York 10153

York Credit Opportunities Investments Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl. New York, New York 10153

York Credit Opportunities Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl. New York, New York 10153

Signature Page to Registration Rights Agreement

York Multi-Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl.
New York, New York 10153

York Select Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl.
New York, New York 10153

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Exuma Capital, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl.
New York, New York 10153

Jorvik Multi-Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson

Title:	General Counsel

Address:	767 5th Ave. 17th Fl.
New York, New York 10153

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Spraberry Investments Inc.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg

Title:	Vice President

Address:	c/o Elliott Management Corporation
40 W 57th Street
New York, New York 10019

The Liverpool Limited Partnership

By: Liverpool Associates, Ltd., as general partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg

Title:	Vice President

Address:	c/o Elliott Management Corporation
40 W 57th Street
New York, New York 10019

Elliott Associates, L.P.

By: Elliott Capital Advisors, L.P., as general partner

By: Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg

Title:	Vice President

Address:	c/o Elliott Management Corporation
40 W 57th Street
New York, New York 10019

Signature Page to Registration Rights Agreement

ROAN HOLDINGS, LLC

By:	/s/ Paul B. Loyd, Jr.
Name:	Paul B. Loyd, Jr.

Title:	President

Signature Page to Registration Rights Agreement